Exhibit 23.2






The Board of Directors
Elite Research Ltd.


We consent to the incorporation by reference in the Registration Statement on Form S-3 of Elite Pharmaceuticals, Inc. pertaining to 1,680,000 shares of common stock of Elite Pharmaceuticals, Inc., of our report dated June 11, 2002 on the Financial Statements of Elite Research, Ltd. for the year ended March 31, 2002, included in the Annual Report (Form 10-K) of Elite Pharmaceuticals, Inc. for the year ended March 31, 2003.


/s/ KPMG


Hamilton, Bermuda
July 2, 2004